UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 29, 2024

Lexaria Bioscience Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

 _________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 29, 2024, Lexaria Bioscience Corp. (“Lexaria”) submitted its Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration for its planned U.S. phase 1b hypertension clinical trial HYPER-H23-1 entitled ‘A Phase 1b Randomized, Double-Blind, Placebo-Controlled Study of the Safety, Pharmacokinetics, and Pharmacodynamics of DehydraTECH-CBD in Subjects with Stage 1 or Stage 2 Hypertension’.

The IND review process, which will take a minimum of 30 days, when successfully concluded will be an important milestone achievement for Lexaria demonstrating that its DehydraTECH technology has met high level formal regulatory scrutiny towards prospective future pharmaceutical commercial registration.

Lexaria looks forward to commencing clinical trial HYPER-H23-1 as soon as possible following IND effectiveness, subject to certain conditions including funding.  The primary objective of the trial will be to evaluate safety and tolerability in hypertensive patients, and secondary objectives will include efficacy evaluation in reducing blood pressure together with detailed pharmacokinetic testing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: January 30, 2024

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